As filed with the Securities and Exchange Commission on February 3, 2010

Registration No. 333-163972

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No.2 to

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN DG ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1711	04-3569304
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

American DG Energy Inc.
45 First Avenue
Waltham, MA 02451
781-622-1120
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Copy to:
John N. Hatsopoulos	Edwin L. Miller Jr.
Chief Executive Officer	Sullivan & Worcester LLP
American DG Energy Inc.	One Post Office Square
45 First Avenue	Boston, MA 02109
Waltham, MA 02451	Tel: (617) 338-2800/Fax: (617) 338-2880
(781) 622-1120/Fax: (781) 622-1027
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Dated February 3, 2010

PROSPECTUS

8,931,836 Shares of Common Stock

We are registering for resale pursuant to this prospectus shares of our outstanding common stock, shares issuable upon conversion of outstanding convertible debentures and shares issuable upon exercise of outstanding warrants, other than shares that may be sold without restriction pursuant to Rule 144.

Included in the aggregate number of shares are: 3,548,405 outstanding shares of common stock; 5,321,431 shares issuable upon conversion of outstanding convertible debentures, and 62,000 shares issuable upon exercise of warrants.

Our common stock is traded on the NYSE Amex under the symbol “ADGE”. The last reported sale price of our common stock on February 2, 2010, was $2.95 per share.

The selling stockholders may sell all or a portion of their shares on the NYSE Amex at prices prevailing at the time of sale, or related to the market price at the time of sale, or they may otherwise sell their shares at negotiated prices. Certain of the selling stockholders are persons employed by or otherwise associated with a broker-dealer, and therefore are underwriters under the Securities Act of 1933 with respect to the shares they sell pursuant to this prospectus.

We will not receive any of the proceeds from the offer and sale of the shares. If the warrants related to the shares of common stock offered for sale pursuant to this prospectus are exercised in full, we will receive aggregate proceeds from such exercises of $150,000. We will pay the expenses of this offering.

Our business and an investment in our common stock involve significant risks. You should refer to the factors described in the section called “Risk Factors” contained in our Annual Report on Form 10-K, page 10, for our 2008 fiscal year that has been incorporated by reference in this prospectus. See page 2 for the reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________.

TABLE OF CONTENTS

About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
About the Company	3
Dividend Policy	3
Use of Proceeds	3
Determination of Offering Price and Market Data	3
Selling Stockholders	4
Plan of Distribution	9
Experts	9
Incorporation by Reference	9
Where You Can Find More Information	11

ABOUT THIS PROSPECTUS

In this prospectus, references to the “company,” “we,” “us,” “our,” and “registrant” refer to American DG Energy Inc.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with information that is different. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus as well as the information we filed previously with the Securities and Exchange Commission, or SEC, and incorporated herein by reference is accurate only as of the date of the document containing the information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We have included important risks and uncertainties in the cautionary statements included in this prospectus, particularly the section called “Risk Factors” incorporated by reference herein. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THE COMPANY

We distribute and operate on-site cogeneration systems that produce both electricity and heat. Our business is to own the equipment that we install at customers’ facilities and to sell the energy produced by these systems to the customers on a long-term contractual basis. We call this business the American DG Energy “On-Site Utility”.

We offer a range of cogeneration systems that are highly reliable and energy efficient. Our cogeneration systems produce electricity from an internal combustion engine driving a generator, while the heat from the engine and exhaust is recovered and typically used to produce heat and hot water for on-site processes. We also distribute and operate water chiller systems that operate in a similar manner, except that the engine’s power drives a large air-conditioning compressor while recovering heat for hot water. Cogeneration systems reduce the amount of electricity that the customer must purchase from the local utility and produce valuable heat and hot water for the site to use as required.

The company was incorporated as a Delaware corporation on July 24, 2001. American DG Energy operated as a subsidiary of American Distributed Generation Inc. since 2003, along with Tecogen Inc. In December 2005, American DG Energy merged with American Distributed Generation Inc., and the company then changed its name to American DG Energy Inc. Our principal executive offices are located at 45 First Avenue, Waltham, Massachusetts 02451.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

USE OF PROCEEDS

We will not receive any of the proceeds from the offer and sale of the shares. If the warrants related to the shares of common stock offered for sale pursuant to this prospectus are exercised in full, we will receive aggregate proceeds from such exercises of $150,000. The funds we will receive from the proceeds of exercises of options related to shares of common stock or rights to purchase shares of common stock pursuant to our private placement will be used for installation of additional energy systems and for general corporate purposes.

DETERMINATION OF OFFERING PRICE AND MARKET DATA

Offering Price

The selling stockholders may sell all or a portion of their shares in the NYSE Amex market at prices prevailing at the time of sale, or related to the market price at the time of sale, or they may otherwise sell their shares at negotiated prices. We cannot determine what the actual offering price will be at the time of sale.

Market

Our common stock started trading on November 8, 2007, on the OTC Bulletin Board, or OTCBB, under the symbol “ADGE”. OTCBB market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

During the period from November 8, 2007 to December 31, 2007, the high price was $1.25 and the low price was $0.83 as reported by the OTCBB. The following table sets forth the high and low per share sales prices for our common stock for each of the quarters in the period beginning January 1, 2008, through December 31, 2009, as reported by the OTCBB. On October 19, 2009, the company’s common stock began trading on the NYSE Amex market.

Quarter Ended	High	Low
March 31, 2008	$1.09	$0.73
June 30, 2008	$1.92	$1.01
September 30, 2008	$2.05	$1.35
December 31, 2008	$2.31	$1.65

March 31, 2009	$2.20	$1.50
June 30, 2009	$3.25	$2.45
September 30, 2009	$3.08	$2.70
December 31, 2009	$3.55	$2.52

The closing price of our common stock as reported on the NYSE Amex on February 2, 2010, was $2.95 per share.

Holders

As of February 2, 2010, there were approximately 610 beneficial holders of our common stock.

SELLING STOCKHOLDERS

We are registering for resale pursuant to this prospectus shares of our outstanding common stock, shares issuable upon conversion of outstanding convertible debentures and shares issuable upon conversion or exercise of our outstanding warrants. Included in the aggregate number of shares are: 3,548,405 outstanding shares of common stock; 5,321,431 shares issuable upon conversion of outstanding convertible debentures, and 62,000 shares issuable upon exercise of warrants.

All of the shares of our common stock offered under this prospectus are being sold by the holders thereof and not by the company. All costs, expenses and fees in connection with the registration of the selling stockholders’ shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

Each selling stockholder may sell all, none or a portion of the shares offered. We cannot estimate the number of shares of common stock that the selling stockholders will sell pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose. With respect to selling stockholders that are entities, the individuals who have voting or investment power over the shares, as indicated, disclaim beneficial ownership of the securities except for their pecuniary interest therein.

None of the selling stockholders is in the business of buying and selling securities. Certain selling stockholders are, however, affiliated with broker-dealers. Mr. Charles T. Maxwell is affiliated with Weeden & Co. LP., Mr. Adam Schachter and Mrs. Nancy Schachter are affiliated with Wells Fargo Advisors, Mr. Michael Zuk is affiliated with Oppenheimer & Co., Mr. Edward Crouch is affiliated with Herbert J. Sims & Co., and Mr. Gary David Cunningham and Mr. Mehdi Sunderji are affiliated with Execution LLC. The aforementioned investors each purchased the securities in the ordinary course of their personal investment activities (or for their investment accounts) and at the time of the purchases none of them had any agreements or understandings directly or indirectly with any person to distribute the securities. No other selling stockholders are themselves, or are affiliated with, a broker-dealer. Other than Charles T. Maxwell, a director of the company, none of the selling stockholders has held any position or office, or had any other material relationship with the company within the past three years. If any shares of our common stock are sold by the aforementioned investors pursuant to this prospectus, they will be underwriters with respect thereto under the Securities Act.

Percentage ownership calculations are based on shares beneficially owned and shares outstanding as of February 2, 2010. The following table sets forth certain beneficial ownership information with regard to the selling stockholders both before the offering and after the offering as if each shareholder had separately sold all shares registered.

	Shares Beneficially Owned			Shares Beneficially Owned
	Prior to Offering		Shares Being	After Offering
Selling stockholder	Number	Percentage	Offered (1)	Number	Percentage

In Holdings Corp. (2)	4,961,905	11.86%	4,961,905	-	*
Nettlestone Enterprises Limited (3)	3,148,140	8.36%	676,190	2,471,950	6.56%
RBC cees Nominees Ltd. B2599/B3957 (4)	357,143	*	357,143	-	*
Charles T. Maxwell (5)	442,858	1.17%	342,858	100,000	*
Frederick Frank (6)	297,619	*	297,619	-	*
RBC cees Nominees Ltd. B2602/B3923 (7)	250,000	*	250,000	-	*
Global Pensions (8)	250,000	*	250,000	-	*
Berger van Berchem & Co. Ltd. (9)	591,700	1.57%	250,000	341,700	*
William O. & Sandra M. Flannery, JTWROS (10)	238,095	*	238,095	-	*
Jeremy Benjamin	119,048	*	119,048	-	*
Alexandra O. Bjorklund (11)	119,048	*	119,048	-	*
Ernest Aloi & Catherine Aloi (12)	119,048	*	119,048	-	*
Despina B. Theocharakis	100,000	*	100,000	-	*
F.V.A Mellish	100,000	*	100,000	-	*
Bruno Meier	100,000	*	100,000	-	*
Gundyco In Trust for Hans Schopper (13)	100,000	*	100,000	-	*
Adam Schachter (14)	72,024	*	72,024	-	*
Richard Aghababian (15)	59,524	*	59,524	-	*
Bruce Wainer (16)	59,524	*	59,524	-	*
Daniel Barnett (17)	50,000	*	50,000	-	*
Kenneth G. Eisner	50,000	*	50,000	-	*
Edward Miller (18)	65,000	*	40,000	25,000	*
Michael Zuk (19)	37,762	*	37,762	-	*
Edward Crouch (20)	29,762	*	29,762	-	*
Integrated Risk Facilities Holdings, Inc. (21)	23,810	*	23,810	-	*
David J. Talbot	20,000	*	20,000	-	*
John E. Shore Generation Skipping Trust (22)	20,000	*	20,000	-	*
Gary David Cunningham (23)	14,286	*	14,286	-	*
First Clearing LLC FBO Nancy Schachter (24)	12,500	*	12,500	-	*
Hayden IR (25)	12,000	*	12,000	-	*
Jo Ellen Spitz	12,000	*	12,000	-	*
Tina Argyropoulos	10,000	*	10,000	-	*
Edward J. Barber	10,000	*	10,000	-	*
Mehdi Sunderji (26)	7,500	*	7,500	-	*
Anthony Jack Smouha	5,000	*	5,000	-	*
Mark Gerstenfeld	4,000	*	4,000	-	*
Santuccio Ricciardi	1,190	*	1,190	-	*

Total	11,870,486		8,931,836	2,938,650
________________

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

1.
Shares beneficially owned by our security holders and offered hereby consist of: 3,548,405 outstanding shares of common stock; 5,321,431 shares issuable upon conversion of outstanding convertible debentures, and 62,000 shares issuable upon exercise of warrants.

2.
Includes: (a) 100,000 shares of common stock, par value $0.001 per share purchased on December 3, 2003; (b) 100,000 shares of common stock, par value $0.001 per share purchased on November 15, 2004; (c) 595,238 shares of common stock, par value $0.001 per share issued on April 6, 2009, upon conversion of $500,000 principal amount of the 8% convertible debentures; and (d) 4,166,667 shares of common stock that In Holdings Corp. has the right to acquire pursuant to currently convertible 8% senior debentures. Mr. Konstantinos Samaras exercises sole voting and/or dispositive power with respect to the shares of common stock that In Holdings Corp. holds or has the right to acquire pursuant to currently convertible 8% senior debentures. In Holdings Corp’s address is: Calle 50 No. 2, Edif Universal Planta Baja, Apartado 0816-02580, Republic of Panama.

3.
Includes 3,148,140 shares of common stock, par value $0.001 per share held by Nettlestone Enterprises Limited. The address of Nettlestone Enterprises Limited is P.O. Box 665 Roseneath, The Grange, St. Peter Port, Guernsey GY1-3SJ, Channel Islands. Messrs. M.T.R Betley, M.S Heyworth and J.R Plimley are the Directors of the company and may be deemed to exercise voting and/or dispositive power with respect to these shares.

4.
Includes 357,143 shares of common stock, par value $0.001 per share purchased on July 24, 2009, held by RBC cees Nominees Ltd. B2599/B3957. The address of RBC cees Nominees Ltd. is 19-21 Broad Street, St. Hellier, Jersey JE1 3PB, Channel Islands. Messrs. Jamie Dean and S.E McArthur-Wareing are the authorized signatories of the company and may be deemed to exercise voting and/or dispositive power with respect to these shares.

5.
Includes: (a) 100,000 shares of common stock, par value $0.001 per share purchased on March 1, 2004; (b) 100,000 shares of restricted common stock, granted to Charles T. Maxwell on February 20, 2007 by permitting him to purchase an aggregate of 100,000 shares of common stock at a price of $0.001 per share; (c) 23,810 shares of common stock par value $0.001 per share purchased on April 23, 2009; (b) options to purchase 100,000 shares of common stock, exercisable within 60 days of February 2, 2010; and (c) 119,048 shares of common stock pursuant to currently convertible 8% senior debentures. Mr. Maxwell is affiliated with Weeden & Co. LP. The seller purchased the securities to be resold in the ordinary course of business and at the time of the purchase, the seller had no agreements or understandings directly or indirectly, with any person to distribute the securities.

6.	Includes 297,619 shares of common stock that Mr. Fred Frank has the right to acquire pursuant to currently convertible 8% senior debentures.

7.
Includes 250,000 shares of common stock, par value $0.001 per share purchased on July 24, 2009, held by RBC cees Nominees Ltd. B2602/B3923. The address of RBC cees Nominees Ltd. is 19-21 Broad Street, St. Hellier, Jersey JE1 3PB, Channel Islands. Messrs. Jamie Dean and S.E McArthur-Wareing are the authorized signatories of the company and may be deemed to exercise voting and/or dispositive power with respect to these shares.

8.
Includes 250,000 shares of common stock, par value $0.001 per share purchased on July 24, 2009, held by Global Pensions. The address of Global Pensions c/o London Capital Asset Management is 4 Triton Square, Regent’s Place, London NW1 3HG, United Kingdom for the benefit of Mr. Costas Kaplanis. The Directors of Global Pensions are the London and Capital Satellite Board and may be deemed to exercise voting and/or dispositive power with respect to these shares.

9.
Includes 591,700 shares of common stock, par value $0.001 per share held by Berger van Berchem & Co. Ltd. The address of Berger van Berchem & Co. Ltd is 26 Rue de la Corraterie, 1204 Geneva, Switzerland. Messrs. Jean-Michel Berger and Nicolas Maitre are the Directors of the company and may be deemed to exercise voting and/or dispositive power with respect to these shares.

10.	Includes 238,095 shares of common stock that Mr. William O. & Sandra M. Flannery, JTWROS have the right to acquire pursuant to currently convertible 8% senior debentures.

11.	Includes 119,048 shares of common stock that Mrs. Alexandra O. Bjorklund has the right to acquire pursuant to currently convertible 8% senior debentures.

12.	Includes 119,048 shares of common stock that Mr. Ernest Aloi & Catherine Aloi have the right to acquire pursuant to currently convertible 8% senior debentures.

13.
Includes 100,000 shares of common stock, par value $0.001 per share purchased on July 24, 2009, held by Gundyco In Trust for Hans Schopper AC# 500-01915-27. The address of Gundyco c/o CIBC Wood Gundy is 1, Place Ville Marie, Suite 4125, Montreal QC, H3B 3P9, Canada, for the benefit of Mr. Schopper, for which Mr. Schopper is the sole trustee.

14.
Includes: (a) 12,500 shares of common stock, par value $0.001 per share purchased on July 24, 2009, held by Mr. Adam Schachter; and (b) 59,524 shares of common stock that Mr. Adam Schachter & Nicole Schachter have the right to acquire pursuant to currently convertible 8% senior debentures. Mr. Adam Schachter is affiliated with Wells Fargo Advisors. The seller purchased the securities to be resold in the ordinary course of business and at the time of the purchase, the seller had no agreements or understandings directly or indirectly, with any person to distribute the securities.

15.	Includes 59,524 shares of common stock that Mr. Richard Aghababian has the right to acquire pursuant to currently convertible 8% senior debentures.

16.	Includes 59,524 shares of common stock that Mr. Bruce Wainer has the right to acquire pursuant to currently convertible 8% senior debentures.

17.	Includes a warrant to purchase 50,000 shares of common stock issued on February 24, 2009, to Daniel Barnett, exercisable within 60 days of February 2, 2010.

18.
Includes: (a) 40,000 shares of restricted common stock, granted to Edward Miller, an employee, by permitting him to purchase an aggregate of 40,000 shares of common stock at a price of $0.001 per share; and (b) options to purchase 25,000 shares of common stock, exercisable within 60 days of February 2, 2010.

19.
Includes: (a) 8,000 shares of common stock, par value $0.001 per share purchased on July 24, 2009, held by Mr. Michael Zuk; and (b) 29,762 shares of common stock that Mr. Michael Zuk & Gayle Line Zuk have the right to acquire pursuant to currently convertible 8% senior debentures. Mr. Michael Zuk is affiliated with Oppenheimer & Co. The seller purchased the securities to be resold in the ordinary course of business and at the time of the purchase, the seller had no agreements or understandings directly or indirectly, with any person to distribute the securities.

20.
Includes 29,762 shares of common stock that Mr. Edward Crouch has the right to acquire pursuant to currently convertible 8% senior debentures. Mr. Crouch is affiliated with Herbert J. Sims & Co. The seller purchased the securities to be resold in the ordinary course of business and at the time of the purchase, the seller had no agreements or understandings directly or indirectly, with any person to distribute the securities.

21.
Includes 23,810 shares of common stock that Integrated Risk Facilities Holdings, Inc. has the right to acquire pursuant to currently convertible 8% senior debentures. The address of Integrated Risk Facilities Holdings, Inc. is 40 Fulton Street, New York, NY 10030 and Mr. Stuart Farber may be deemed to exercise voting and/or dispositive power with respect to these shares.

22.
Includes 20,000 shares of common stock, par value $0.001 per share purchased on July 24, 2009, held in the John E. Shore Generation Skipping Trust for the benefit of Mr. Shore, for which Mr. Shore is the sole trustee.

23.
Includes 14,286 shares of common stock, par value $0.001 per share held by Mr. Gary David Cunningham who is affiliated with Execution LLC. The seller purchased the securities to be resold in the ordinary course of business and at the time of the purchase, the seller had no agreements or understandings directly or indirectly, with any person to distribute the securities.

24.
Includes 12,500 shares of common stock, par value $0.001 per share purchased on July 24, 2009, held in a retirement account by First Clearing LLC FBO Nancy Schachter for the benefit of Mrs. Schachter for which Mrs. Schachter is the sole trustee. Mrs. Schachter is affiliated with Wells Fargo Advisors. The seller purchased the securities to be resold in the ordinary course of business and at the time of the purchase, the seller had no agreements or understandings directly or indirectly, with any person to distribute the securities.

25.
Includes 12,000 warrants issued to Hayden IR on October 1, 2009, based on a vesting schedule, in connection with an investor relations agreement at an exercise price of $2.98. Of those warrants, 8,000 are exercisable within 60 days of February 2, 2010. The warrants carry a cashless exercise provision. Messrs. Peter Seltzberg and Jeff Stanlis are the Directors of the company and may be deemed to exercise voting and/or dispositive power with respect to these shares.

26.
Includes 7,500 shares of common stock, par value $0.001 per share held by Mr. Mehdi Sunderji who is affiliated with Execution LLC. The seller purchased the securities to be resold in the ordinary course of business and at the time of the purchase, the seller had no agreements or understandings directly or indirectly, with any person to distribute the securities.

There are no family relationships among members of our Board or our executive officers, other than Dr. George N. Hatsopoulos and Mr. John N. Hatsopoulos who are brothers. Other than Charles T. Maxwell, a director of the company, none of the selling stockholders has held any position or office, or had any other material relationship with the company within the past three years.

ACQUISITION TRANSACTIONS

A description of the transactions pursuant to which the shares registered hereby were acquired by the selling shareholders is as follows.

Between December 2003 and December 2005, the company raised in private placements $2,236,500 by selling to certain accredited investors 3,195,000 shares of common stock at a price of $0.70 per share. Included in those shares are 200,000 shares to In Holdings Corp., and 100,000 to Charles T. Maxwell. The form of the subscription agreement pursuant to which the shares were sold is filed herewith as Exhibit 10.12.

On February 20, 2007 the company made a restricted stock grant to Charles T. Maxwell, by permitting him to purchase an aggregate of 100,000 shares of common stock at a price of $0.001 per share. The grant vests 25% on January 2, 2008 and then 25% of the shares vest on each subsequent anniversary thereafter. The restricted stock grant was issued pursuant to the company’s 2005 Stock Incentive Plan. See Exhibit 10.13 for the form of the plan pursuant to which the restricted shares were granted.

In April and June 2006, the company sold an aggregate of $6,075,000 principal amount of its 8% convertible debentures to an aggregate of 15 persons. The fair market value of the common stock on the date of each closing of the convertible debentures was $0.70 and the conversion price into shares of common stock was $0.84. Total proceeds were approximately $5,425,000. One of the selling shareholders that participated in this transaction was In Holdings Corp. by purchasing a principal amount of $4,000,000, representing 4,761,905 shares of common stock issuable upon conversion of outstanding convertible debentures. See Exhibit 10.14 for the form of the subscription agreement pursuant to which the convertible debentures were issued. On April 6, 2009, In Holdings Corp. converted $500,000 of principal amount into 595,238 shares of the company’s common stock at a conversion price of $0.84.

In February 2007, the company raised in a private placement $1,505,000 by selling to Nettlestone Enterprises Limited, a selling shareholder, 2,150,000 shares of common stock at a price of $0.70 per share. The form of the subscription agreement pursuant to which the shares were sold is filed herewith as Exhibit 10.15.

On February 24, 2009, the company sold to Daniel Barnett, one of the selling shareholders, a warrant to purchase shares of common stock for a purchase price of $10,500. The warrant, which expires on February 24, 2012, gives the investor the right but not the obligation to purchase 50,000 shares of the company’s common stock at an exercise price per share of $3.00.  See Exhibit 10.16 for the form of the subscription agreement pursuant to which the warrants were sold.

On April 23, 2009, the company raised $2,260,000 in a private placement of 1,076,190 shares of common stock at a price of $2.10 per share. Included in those shares are 476,190 shares to Nettlestone Enterprises Limited, 23,810 shares to Charles T. Maxwell and 100,000 shares to Despina B. Theocharakis. All investors that participated in the offering are selling shareholders. See Exhibit 10.17 for the form of the subscription agreement pursuant to which the shares were sold.

On July 24, 2009, the company raised $3,492,650 in a private placement of 1,663,167 shares of common stock at a price of $2.10 per share. The company also granted the investors the right to purchase additional shares of common stock at a purchase price of $3.10 per share by December 18, 2009. Included in those shares are 200,000 shares to Nettlestone Enterprises Limited, 607,143 shares to RBC cees Nominees Ltd., 250,000 shares to Global Pensions, 119,048 shares to Jeremy Benjamin, 100,000 shares to F.V.A Mellish, 100,000 shares to Bruno Meier, 100,000 shares to Gundyco In Trust for Hans Schopper, 50,000 shares to Kenneth G. Eisner, 20,000 shares to David J. Talbot, 20,000 shares to John E. Shore Generation Skipping Trust, 14,286 shares to Gary David Cunningham, 12,500 shares to Adam C. Schachter, 12,500 shares to First Clearing LLC FBO Nancy Schachter, 12,000 shares to Jo Ellen Spitz, 10,000 shares to Tina Argyropoulos, 10,000 shares to Edward J. Barber, 8,000 shares to Michael Zuk, 7,500 shares to Mehdi Sunderji, 5,000 shares to Anthony Jack Smouha, 4,000 shares to Mark Gerstenfeld and 1,190 shares to Santuccio Ricciardi. All investors that participated in the offering are selling shareholders. See Exhibit 10.18 for the form of the subscription agreement pursuant to which the shares were sold.

On October 14, 2009, the company raised $525,000 in a private placement of 250,000 shares of common stock at a price of $2.10 per share. The company also granted the investor the right to purchase additional shares of common stock at a purchase price of $3.10 per share by December 18, 2009. Included in those shares are 250,000 shares to Berger van Berchem & Co. Ltd. The investor that participated in the offering is a selling shareholder. See Exhibit 10.19 for the form of the subscription agreement pursuant to which the shares were sold.

The subscription agreements pursuant to which the foregoing securities were purchased have been filed as exhibits to the Registration Statement, of which this prospectus forms a part.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus at prevailing market prices on the NYSE Amex or at privately negotiated prices. We will pay the expenses incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. Any commission or discount will be negotiated immediately prior to the sale with the broker-dealer or agent. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions; and
•	a combination of any such methods of sale.

In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus. Shares that qualify for unrestricted sale under Rule 144 may not be sold pursuant to this prospectus.

In offering the shares covered by this prospectus, selling stockholders who are employed by or otherwise associated with a broker-dealer will be underwriters under the Securities Act of 1933 with respect to the shares they sell pursuant to this prospectus. In addition, any broker-dealers who execute sales for such selling stockholders may be deemed to be an underwriter under the Securities Act in connection with such sales and any profits realized and the compensation of any such broker-dealer may be deemed to be underwriting discounts and commissions.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004-1123; telephone: 212-509-4000.

EXPERTS

The financial statements of American DG Energy Inc. as of December 31, 2008 and 2007, and for each of the two years in the period ended December 31, 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference in this registration statement have been so incorporated in reliance on the report of Caturano and Company, P.C. (formerly known as Vitale, Caturano & Company, P.C.), independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

•	The company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 20, 2009 (File No. 000-52294).

•	The company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 14, 2009 (File No. 000-52294).

•	The company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the Commission on August 14, 2009 (File No. 000-52294).

•	The Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the Commission on November 12, 2009 (File No. 001-34493).

•	The company’s current report on Form 8-K filed with the Commission on February 26, 2009 (File No. 000-52294).

•	The company’s current report on Form 8-K filed with the Commission on March 4, 2009 (File No. 000-52294).

•	The company’s current report on Form 8-K filed with the Commission on April 27, 2009 (File No. 000-52294).

•	The company’s current report on Form 8-K filed with the Commission on May 14, 2009 (File No. 000-52294).

•	The company’s current report on Form 8-K filed with the Commission on July 27, 2009 (File No. 000-52294).

•	The company’s current report on Form 8-K filed with the Commission on August 12, 2009 (File No. 000-52294).

•	The company’s current report on Form 8-K filed with the Commission on September 2, 2009 (File No. 000-52294).

•	The company’s current report on Form 8-K filed with the Commission on November 12, 2009 (File No. 001-34493).

•	The company’s current report on Form 8-K filed with the Commission on December 9, 2009 (File No. 001-34493).

•	The company’s current report on Form 8-K filed with the Commission on December 17, 2009 (File No. 001-34493).

•
The description of the Common Stock set forth in the company’s registration statement on Form 10-SB filed with the SEC under the Securities Exchange Act of 1934, or the Exchange Act, including any amendments or reports filed for the purpose of updating such description (File No. 000-52294).

•	The company’s Proxy Statement for the company’s 2009, Annual Meeting of Stockholders, filed with the Commission on April 29, 2009.

•
The company’s Information Statement on Schedule 14C, filed with the Commission on September 8, 2009, including any amendments or reports filed for the purpose of updating such description (File No. 001-34493).

•	The company’s Registration of Securities Form 8-A filed with the Commission on October 15, 2009 (File No. 001-34493).

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information: Anthony S. Loumidis, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 622-1117.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and accordingly we file annual, quarterly and current reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

In addition, we are required to file electronic versions of these materials with the SEC through the SEC’s database system called EDGAR. Copies of this registration statement and its exhibits, as well as of our annual reports, quarterly reports, proxy statements and other filings may be examined without charge by accessing the EDGAR database at www.sec.gov and on our own website at www.americandg.com. Our website is not a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

Requests for such documents should be addressed in writing or by telephone to: Anthony S. Loumidis, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 622-1117.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table summarizes the estimated expenses that we will incur in connection with this offering.

Amount
Securities and Exchange Commission registration fee	$1,860
Legal fees and expenses	5,500
Accounting fees and expenses	1,500
Miscellaneous	1,140
Total	$10,000

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Restated Certificate of Incorporation.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our charter includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or
•	for any transaction from which the director derived an improper personal benefit.

Our Restated Certificate of Incorporation also provides that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;
•	we may, to the extent authorized from time to time by our Board of Directors, indemnify our other employees and agents to the same extent that we indemnified our officers and directors; and
•
in the event we do not assume the defense in a legal proceeding, we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit
Number	Description

3.1#	Certificate of Incorporation, as amended and restated December 9, 2009.

3.2#	By-laws, as amended and restated August 31, 2009.

4.1	Form of Warrant (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

4.2	Warrant to Purchase Shares of Common Stock dated February 24, 2009 (incorporated by reference from the registrant’s current report on Form 8-K, filed with the SEC on February 26, 2009).

5.1#	Opinion of Sullivan & Worcester LLP dated February 3, 2010.

10.1#	Audit Committee Charter, as amended October 13, 2009.

10.2	Compensation Committee Charter (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

10.3#	Nominating and Governance Committee Charter dated August 31, 2009.

10.4	American Distributed Generation Inc. 2001 Stock Incentive Plan (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

10.5	2005 Stock Incentive Plan (incorporated by reference from our definitive proxy statement for the 2008 Annual Meeting of shareholders originally filed with the SEC on April 29, 2008).

10.6
Facilities, Support Services and Business Agreement with Tecogen Inc. (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 22, 2006. Confidential treatment has been granted for portions of this document. The confidential portions have been omitted and have been filed separately, on a confidential basis, with the SEC).

10.7
Amendment to Facilities, Support Services and Business Agreement with Tecogen Inc. dated April 1, 2008 (incorporated by reference from the registrant’s Form 10-Q, filed with the SEC on May 14, 2008, for the quarter ended March 31, 2008).

10.8
Amendment No. 2 to Facilities, Support Services and Business Agreement with Tecogen Inc. dated May 15, 2008 (incorporated by reference from the registrant’s Form 10-K, originally filed, filed with the SEC on March 20, 2009).

10.9
Amendment No. 3 to Facilities, Support Services and Business Agreement with Tecogen Inc. dated January 2, 2009 (incorporated by reference from the registrant’s Form 10-K, originally filed, filed with the SEC on March 20, 2009).

10.10	Operating Agreement of American DG New York LLC (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 22, 2006).

10.11	Form of Energy Purchase Agreement (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

10.12#	Form of Subscription Agreement for private placement of common stock for American Distributed Generation Inc.

10.13#	Restricted Stock Purchase Agreement with Charles T. Maxwell dated February 20, 2007.

10.14	Form of 8% Senior Convertible Debenture Due 2011 (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

10.15#	Form of Subscription Agreement for private placement of common stock for American DG Energy Inc.

10.16
Form of Warrant to purchase shares of common stock, dated February 24, 2009, entered into between the company and Daniel Barnett (incorporated by reference from the registrant’s current Form 8-K, originally filed with the SEC on February 26, 2009).

10.17	Form of Subscription Agreement for common stock (incorporated by reference from the registrant’s current Form 8-K, originally filed with the SEC on April 27, 2009).

10.18	Form of Subscription Agreement for common stock (incorporated by reference from the registrant’s current Form 8-K, originally filed with the SEC on July 27, 2009).

10.19#	Form of Subscription Agreement for common stock (incorporated by reference from the registrant’s current Form 8-K, originally filed with the SEC on July 27, 2009).

10.20#	Warrant Agreement with Hayden IR dated October 1, 2009.

14.1	Code of Business Conduct and Ethics (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

16.1	Letter on change in certifying accountant (incorporated by reference from, the company’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

21.1	List of subsidiaries (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

23.1	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).

23.2#	Consent of Caturano and Company, P.C.

24.1	Power of Attorney (included on signature page).

#   Filed herewith

(b)           Financial Statement Schedules.  None

Item 17. Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on February 3, 2010.

AMERICAN DG ENERGY INC.

By: /s/ JOHN N. HATSOPOULOS
John N. Hatsopoulos
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE N. HATSOPOULOS*	Chairman of the Board	February 3, 2010
George N. Hatsopoulos

/s/ JOHN N. HATSOPOULOS*	Chief Executive Officer (Principal Executive Officer)	February 3, 2010
John N. Hatsopoulos

/s/ ANTHONY S. LOUMIDIS	Chief Financial Officer (Principal Financial	February 3, 2010
Anthony S. Loumidis	and Accounting Officer)

/s/ EARL R. LEWIS*	Director	February 3, 2010
Earl R. Lewis

/s/ CHARLES T. MAXWELL*	Director	February 3, 2010
Charles T. Maxwell

/s/ ALAN D. WEINSTEIN*	Director	February 3, 2010
Alan D. Weinstein

* By:	/s/ ANTHONY S. LOUMIDIS
Anthony S. Loumidis
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

3.1#	Certificate of Incorporation, as amended and restated December 9, 2009.

3.2#	By-laws, as amended and restated August 31, 2009.

4.1	Form of Warrant (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

4.2	Warrant to Purchase Shares of Common Stock dated February 24, 2009 (incorporated by reference from the registrant’s current report on Form 8-K, filed with the SEC on February 26, 2009).

5.1#	Opinion of Sullivan & Worcester LLP dated February 3, 2010.

10.1#	Audit Committee Charter, as amended October 13, 2009.

10.2	Compensation Committee Charter (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

10.3#	Nominating and Governance Committee Charter dated August 31, 2009.

10.4	American Distributed Generation Inc. 2001 Stock Incentive Plan (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

10.5	2005 Stock Incentive Plan (incorporated by reference from our definitive proxy statement for the 2008 Annual Meeting of shareholders originally filed with the SEC on April 29, 2008).

10.6
Facilities, Support Services and Business Agreement with Tecogen Inc. (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 22, 2006. Confidential treatment has been granted for portions of this document. The confidential portions have been omitted and have been filed separately, on a confidential basis, with the SEC).

10.7
Amendment to Facilities, Support Services and Business Agreement with Tecogen Inc. dated April 1, 2008 (incorporated by reference from the registrant’s Form 10-Q, filed with the SEC on May 14, 2008, for the quarter ended March 31, 2008).

10.8
Amendment No. 2 to Facilities, Support Services and Business Agreement with Tecogen Inc. dated May 15, 2008 (incorporated by reference from the registrant’s Form 10-K, originally filed, filed with the SEC on March 20, 2009).

10.9
Amendment No. 3 to Facilities, Support Services and Business Agreement with Tecogen Inc. dated January 2, 2009 (incorporated by reference from the registrant’s Form 10-K, originally filed, filed with the SEC on March 20, 2009).

10.10	Operating Agreement of American DG New York LLC (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 22, 2006).

10.11	Form of Energy Purchase Agreement (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

10.12#	Form of Subscription Agreement for private placement of common stock for American Distributed Generation Inc.

10.13#	Restricted Stock Purchase Agreement with Charles T. Maxwell dated February 20, 2007.

10.14	Form of 8% Senior Convertible Debenture Due 2011 (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

10.15#	Form of Subscription Agreement for private placement of common stock for American DG Energy Inc.

10.16
Form of Warrant to purchase shares of common stock, dated February 24, 2009, entered into between the company and Daniel Barnett (incorporated by reference from the registrant’s current Form 8-K, originally filed with the SEC on February 26, 2009).

10.17	Form of Subscription Agreement for common stock (incorporated by reference from the registrant’s current Form 8-K, originally filed with the SEC on April 27, 2009).

10.18	Form of Subscription Agreement for common stock (incorporated by reference from the registrant’s current Form 8-K, originally filed with the SEC on July 27, 2009).

10.19#	Form of Subscription Agreement for common stock (incorporated by reference from the registrant’s current Form 8-K, originally filed with the SEC on July 27, 2009).

10.20#	Warrant Agreement with Hayden IR dated October 1, 2009.

14.1	Code of Business Conduct and Ethics (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

16.1	Letter on change in certifying accountant (incorporated by reference from, the company’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

21.1	List of subsidiaries (incorporated by reference from the registrant’s Form 10-SB, as amended, originally filed with the SEC on November 2, 2006).

23.1	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).

23.2#	Consent of Caturano and Company, P.C.

24.1	Power of Attorney (included on signature page).

#   Filed herewith